Exhibit 10.7

Unitrin, Inc. 2002 Stock Option Plan

NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT

This NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT (“Agreement”) is made as of this                      day of                     , 2       (“Grant Date”) between UNITRIN, INC., a Delaware corporation (the “Company”), and «name» (the “Option Holder”).

RECITALS

A. The Board of Directors of the Company has adopted the Unitrin, Inc. 2002 Stock Option Plan, including any and all amendments to date (the “Plan”).

B. Pursuant to the Plan, the Plan shall be administered by a committee appointed by and comprised of members of the Company’s Board of Directors (“Committee”).

C. The Plan provides for the granting to selected executive and other key employees, and other persons furnishing services to the Company or any subsidiary or affiliate of the Company, as the Committee may from time to time determine, of options to purchase shares of Common Stock of the Company and tandem stock appreciation rights (“SAR(s)”).

D. Pursuant to the Plan, the Committee has determined that it is to the advantage and best interest of the Company and its stockholders to grant a non-qualified stock option (and tandem SAR) to the Option Holder covering «shares» («number») shares of the Company’s Common Stock as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Non-Qualified Stock Option and SAR Agreement between the Company and the Option Holder.

E. Neither the option nor the SAR granted hereby is intended to qualify as an “incentive stock option” under Section 422A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant.

(a) The Company grants to the Option Holder the right and option (the “Option”) to purchase on the terms and conditions hereinafter set forth, all or any part (subject to the limitations of Section 3) of an aggregate of «shares» («number») shares of the Common Stock of the Company at the purchase price of $                     per share. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Grant Date or such later date as may result from the application of Section 6 (such anniversary or later date is referred to as the “Expiration Date”). The Option is also subject to early termination pursuant to Section 3(f) and Section 5.

(b) The Option is coupled with a SAR that is exercisable to the extent, and only to the extent, that the Option is exercisable under the vesting provisions of Section 2. The term of the SAR shall expire on the Expiration Date and shall be subject to early termination pursuant to Section 3(f) and Section 5. The SAR shall entitle the Option Holder to surrender the Option (or any portion thereof, subject to Section 3(a)) to the Company unexercised and receive in exchange for the surrender of the Option (or the surrendered portion thereof) that number of shares of the Company’s common stock having an aggregate value equal to: (A) the excess of the fair market value of one share of such stock (as determined in accordance with Section 4) over the purchase price per share specified in Section 1(a) above (or, if applicable, such price as adjusted pursuant to Section 9 or Section 14 hereof), multiplied by (B) the number of such shares subject to the Option (or portion thereof) which is so surrendered.

2. Vesting. The Option Holder may not purchase any shares by exercise of this Option or the SAR prior to the six-month anniversary of the Grant Date (the “Initial Vesting Date”). The shares subject to this Option and the SAR shall become exercisable in four (4), equal annual installments, the first of which shall vest on the Initial Vesting Date, and the remainder of which shall vest on the first, second and third anniversaries of the Initial Vesting Date, respectively. Subject to early termination under Section 5 or the terms of the Plan and no later than the Expiration Date, the Option Holder may purchase all or any part (subject to the limitations of Section 3) of the shares subject to this Option which are currently exercisable, or such lesser number of shares as may be available through the exercise of the SAR. The total number of shares subject to the Option and the number of shares subject to the Option which are currently exercisable by the Option Holder each shall be reduced by the number of shares previously acquired by the Option Holder pursuant to this Agreement.

3. Manner of Exercise.

(a) Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company by the Option Holder or his or her Representative (as such term is defined in the Plan). Such notice shall identify the Options being exercised. When applicable, the notice shall also specify the number of Mature Shares (as defined in the Plan) that the Option Holder plans to deliver in payment of all or part of the exercise price. Before shares will be issued, the full purchase price of the shares subject to the Options being exercised shall be paid to the Company using the following methods, individually or in combination: (i) by check payable to the order of the Company in an amount equal to the purchase price, (ii) by Constructive or Actual Delivery of Mature Shares (as defined in the Plan) with a fair market value as of the close of business on the date of exercise equal to or greater than the purchase price, (iii) by electronic transfer of funds to an account of the Company, or (iv) by other means acceptable to the Committee. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than fifty (50) shares unless the total number of shares covered by this Option is less than 50 on the date of exercise or unless this Option is scheduled to expire within six months of the date of exercise.

(b) Each exercise of the SAR shall be by means of a written notice of exercise delivered to the Company, specifying whether the Option Holder is surrendering all or a portion of the Option and, if only a portion of the Option is being surrendered, how many shares are included in such portion (to the extent determinable by the Option Holder). Upon satisfaction of the Option Holder’s obligation to pay the Company the amount of all taxes that the Company is required to withhold in connection with such exercise as specified in Section 3(e) below, the Company shall issue to the Option Holder a number of shares of the Company’s common stock computed in accordance with Section 1(b) and the Option and the SAR (or the surrendered portions thereof) shall be deemed extinguished. The SAR may only be settled in shares of the Company’s common stock and not by payment of cash to the Option Holder. Any fractional share that would otherwise result from an exercise of the SAR shall be rounded down to the nearest whole share.

(c) The date of exercise shall be: (i) in the case of a broker-assisted cashless exercise, the earlier of (A) the trade date of the related sale of stock or (B) the date that the Company receives the purchase price; (ii) in the case of a Restorative Option (as defined in the Plan) or SAR, the date that the Company receives written notice of exercise; or (iii) in all other cases, the date that the Company receives the purchase price.

(d) This Option and SAR may be exercised only by the Option Holder or his or her Representative, and not otherwise, regardless of any community property interest therein of the spouse of the Option Holder, or such spouse’s successors in interest. If the spouse of the Option Holder shall have acquired a community property interest in this

Option and the SAR, the Option Holder, or the Option Holder’s Representative, may exercise the Option and the SAR on behalf of the spouse of the Option Holder or such spouse’s successors in interest.

(e) Upon the exercise of this Option or the SAR, the Company shall require the Option Holder or the Option Holder’s Representative to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise. Subject to the limitations set forth in the next three sentences, the Option Holder or his/her Representative may elect to satisfy all or any portion of such tax withholding obligations either by: (i) any of the methods described in Sections 3(a)(i) through 3(a)(iv) above, or (ii) directing the Company to withhold shares that would otherwise have been issued pursuant to the exercise of this Option or SAR. Neither the Option Holder nor his/her Representative shall have the right to utilize Constructive or Actual Delivery of Mature Shares or to have shares withheld, in either case, in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their fair market value on the date of exercise. In the case of an exercise of the SAR, the Company retains the right to require the Option Holder to pay any and all withholding taxes arising out of such exercise solely in cash.

(f) Except as provided in Section 14 below with respect to the coupling of a SAR to a Restorative Option, in the event the Option (or any portion thereof) is exercised, then the SAR (or the corresponding portion) shall terminate. In the event that the SAR (or any portion thereof) is exercised, then the Option (or the corresponding portion) shall likewise terminate.

4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock on the New York Stock Exchange, as reported by The Wall Street Journal for the Grant Date or date of exercise, as applicable, or if such date is not a business day, for the business day immediately preceding such date, (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

5. Cessation of Services. The provisions of Sections 11(a), 11(b), 11(c) and 11(d) of the Plan are hereby incorporated into and made a part of this Agreement.

6. Extension of Expiration in Certain Cases. From time to time, the Company may declare “blackout” periods with respect to designated employees of the Company and/or its subsidiaries or affiliates during which such employees are prohibited from engaging in certain transactions in Company securities. In the event that the scheduled Expiration Date of this Option and SAR shall fall within a blackout period that has been declared by the Company and that applies to the Option Holder, then the Expiration Date shall automatically, and without further notice to Option Holder, be extended until such time as fifteen (15) consecutive business days have elapsed after the scheduled Expiration Date without interruption by any blackout period that applied to the Option Holder.

7. Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option or SAR shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange or such other exchange(s) or markets on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

8. No Assignment. This Option and SAR and all rights and privileges granted hereby (including the right of exercise) shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Option Holder pursuant to any divorce proceedings, settlement or judgment. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or SAR or any other rights or privileges granted hereby contrary to the provisions hereof, this Option and SAR and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.

9. Certain Adjustments. The provisions of Sections 13(a), 13(b) and 13(c) of the Plan relating to certain adjustments in the case of stock splits, reorganizations, equity restructurings, change of control events and similar matters described therein are hereby incorporated in and made a part of this Agreement.

Any such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

10. Participation by Option Holder in Other Company Plans. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any retirement plan or employee welfare benefit plan or program of the Company or of any subsidiary or affiliate of the Company, subject in each case, to the terms and conditions of any such plan or program.

11. No Rights as a Stockholder Until Issuance of Shares. Neither the Option Holder nor his/her Representative shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of this Option or SAR unless and until such shares shall have been issued and delivered to: (i) Option Holder in the form of certificates, (ii) a brokerage or other account for the benefit of Option Holder either in certificate form or via “DWAC” or similar electronic means, or (iii) a book entry or direct registration account in the name of Option Holder.

12. Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its subsidiaries or affiliates, expressed or implied, to employ Option Holder or contract for Option Holder’s services, to restrict the right of the Company or any of its subsidiaries or affiliates to discharge Option Holder or cease contracting for Option Holder’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Option Holder and the Company or any of its subsidiaries or affiliates.

13. Agreement Subject to Stock Option Plan. The Option and SAR hereby granted are subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such amendment shall adversely affect the Option Holder’s rights under this Agreement without the prior written consent of the Option Holder. To the extent that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.

14. Restorative Stock Options. To the extent the Option Holder may hereafter become entitled to a Restorative Option (as defined in the Plan) pursuant to the exercise of this Option, the undersigned Option Holder and his or her spouse agree to be bound by all the terms and conditions of this Agreement and the Plan with respect to such Restorative Option. Each Restorative Option that may result from the exercise of this Option shall be deemed to be coupled with a SAR. Each Restorative Option and tandem SAR shall be identical in terms with the original Option and SAR provided for in Section 1(a) and (b) of this Agreement, except that the Restorative Option and tandem SAR shall (i) have an exercise price per share equal to the fair market value of one share of the Company’s common stock on the date of the exercise giving rise to such Restorative Option, and (ii) fully vest six months after its inception. No Restorative Option shall be granted with respect to any Constructive or Actual Delivery of Mature Shares (as defined in the Plan), or any shares withheld, in either case to pay any applicable withholding taxes that arise out of an exercise of the SAR.

15. Arbitration. All disputes related to this Agreement or any Options granted hereunder, shall be submitted to binding arbitration with the American Arbitration Association (“AAA”) pursuant to the AAA National Rules for the Resolution of Employment Disputes (“AAA Rules”). A copy of the AAA Rules is available to the Option Holder upon written request to the Company’s Director of Human Resources at One East Wacker Drive, Chicago, Illinois 60601 (or such other address as the Company may specify from time to time), or may be obtained online at: www.adr.org.

To initiate arbitration, either party must file a Demand for Arbitration (“Demand”) in the manner described in the AAA Rules. After a demand has been filed and served, either party may request that the dispute initially be mediated pursuant to the AAA Rules. If mediation does not fully resolve the dispute, then the matter will be subject to arbitration before a single arbitrator who shall have the power to award any types of legal or equitable relief available in a court of competent jurisdiction, including, but not limited to, attorneys’ fees and costs, to the extent such relief is available under applicable law, and all defenses that would be applicable in a court of competent jurisdiction shall be available. All administrative costs of arbitration (including reimbursement of filing fees) and the fees of the arbitrator will be paid by the Company.

16. Execution. This Option and SAR have been granted, executed and delivered as of the day and year first above written at Chicago, Illinois, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state of Illinois without application of its conflicts of laws principles.

17. Miscellaneous. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the Option and SAR granted hereby and may not be amended except in a writing signed by both Unitrin, Inc. and the Option Holder or his/her Representative.

UNITRIN, INC.		OPTION HOLDER

By:
	«Authorized Officer»	«name»

By his or her signature below, the spouse of the Option Holder agrees to be bound by all of the terms and conditions of the foregoing Non-Qualified Stock Option and SAR Agreement.

Print Name

8